Exhibit 10.39


CLOSING ITEM NO.:  A-12







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                            SPURLOCK ADHESIVES, INC.

                                       and

                          KEYBANK NATIONAL ASSOCIATION


                 -----------------------------------------------

                          PLEDGE AND SECURITY AGREEMENT

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                           DATED AS OF OCTOBER 1, 1997










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

                          PLEDGE AND SECURITY AGREEMENT


         This PLEDGE AND SECURITY AGREEMENT (the "Agreement"), dated as of OCTOBER 1, 1997, by and between SPURLOCK ADHESIVES, INC.. a Virginia corporation having an address at 5090 General Mahone Highway, Waverly, Virginia 23890 (the "Company"), and KEYBANK NATIONAL ASSOCIATION, a national banking association organized and existing and existing under the laws of the United States and having an office at 66 South Pearl Street, Albany, New York 12207-1501 (the "Bank"):

         WHEREAS, the County of Saratoga Industrial Development Agency (the "Issuer") has agreed with the Company to issue its $6,000,000 aggregate principal amount Multi-Mode Variable Rate Industrial Development Revenue Bonds (Spurlock Adhesives, Inc. Project), Series 1997 A (the "Bonds"), under a certain trust indenture dated as of October 1, 1997 (the "Indenture"), between the Issuer and Star Bank, N.A., as trustee (the "Trustee"); and

         WHEREAS, the Bank has agreed to issue its irrevocable, transferable, direct-pay letter of credit (the "Letter of Credit") pursuant to the terms of a certain letter of credit reimbursement agreement dated as of October 1, 1997, between the Company and the Bank (together with any other subsequent credit and reimbursement agreements by and between the Company and the Bank collectively the "Reimbursement Agreement"); and

         WHEREAS, in connection with the issuance of the Bonds, the Company has agreed to enter into the Reimbursement Agreement in order to induce the Bank to issue the Letter of Credit thereunder which may be used, inter alia, to pay the purchase price of Bonds which are not successfully remarketed in the event that a Bondholder (as defined in the Indenture) exercises a demand purchase option or in the event that such Bonds are subject to mandatory tender; and

         WHEREAS, it is a condition precedent to the obligation of the Bank to issue its Letter of Credit that the Company shall have entered into this Agreement with the Bank;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit pursuant to the Reimbursement Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Reimbursement Agreement shall have such defined meanings when used herein.

SECTION 2. Pledge. The Company hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank all of its right, title and interest to all Bonds which may from time to time be delivered by the Trustee to the Bank in connection with a drawing by the Trustee under the Letters of Credit for a Bond Purchase
Drawing-Principal or a Bond Purchase Drawing-Interest (both as defined in the Letter of Credit) to purchase Bonds which have not been successfully remarketed by the Remarketing Agent (the "Purchased Bonds"), and hereby grants to the Bank a first lien on, and security interest in, all right, title and interest in and to the Purchased Bonds and all proceeds thereof, as collateral security for the complete payment when due of all amounts due to the Bank from the Company under the Reimbursement Agreement and interest on such amounts as set forth therein and all obligations due and owing the Bank under any of the other Financing Documents (collectively, the "Obligations").

SECTION 3.  Registration of Bonds.

         (A) Upon delivery thereof to the Bank, Purchased Bonds shall be registered in the name of the Company and shall be duly endorsed for transfer by the Company in blank, or the Company shall have delivered to the Bank appropriate instruments of transfer duly executed in blank by the Company. The Bank may, but shall not be obligated to, register Purchased Bonds in its name or that of its agent at any time and from time to time.

         (B) If, while this Agreement is in effect, the Company shall become entitled to receive or shall receive any payment, including, without limitation, any payment of principal, premium, interest or proceeds of sale with respect to the Purchased Bonds, such payment shall be subject to this Agreement, and the Company hereby irrevocably directs the Trustee to make any such payments directly to the Bank and, in the event any such payments are received by the Company, the Company agrees to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. All sums of money so paid with respect to the Purchased Bonds which are received by the Company and paid to the Bank, and all such amounts which shall be paid directly to the Bank by the Trustee, shall be credited against the corresponding reimbursement obligations of the Company under the Reimbursement Agreement.

         (C) During such time as Bonds are pledged to the Bank under the terms of this Agreement, the Bank shall be entitled to exercise all of the rights of an owner of Bonds with respect to voting, consenting and directing the Trustee as if the Bank were the owner of such Bonds, and the Company hereby grants and assigns to the Bank all such rights.

SECTION 4. Collateral. All Purchased Bonds at any time pledged hereunder and all income therefrom and proceeds thereof, are herein collectively referred to as the "Collateral".

SECTION 5. Release of Bonds. Simultaneously with the receipt by the Bank of the proceeds of the sale of any Purchased Bonds in an amount equal to the principal amount of Purchased Bonds remarketed by the Remarketing Agent pursuant to the Remarketing Agreement, together with any interest accrued on account of the Bond Purchase Drawing-Principal or Bond Purchase Drawing-Interest, Purchased Bonds in the principal amount equal to the principal amount received by the Bank from said sale shall be released from the lien of this Agreement and shall be delivered to the Remarketing Agent, and such payment shall increase the amount payable under the Letter of Credit with respect to Bond Purchase Drawings-Principal and/or Bond Purchase Drawings-Interest.

SECTION 6. Rights of the Bank. The Bank shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default on the part of the Company under the Reimbursement Agreement has occurred and is continuing, the Bank may thereafter without notice exercise all rights, privileges or options pertaining to any Purchased Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability, except to account for property actually received by the Bank; provided, however, the Bank



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shall  have no duty to  exercise  any of the  aforesaid  rights,  privileges  or options and shall not be responsible for any failure to do so or delay in so doing.

SECTION 7. Remedies. If an Event of Default has occurred and is continuing, and any portion of the Obligations has been declared due and payable, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of public or private sale) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver all or any part of the Collateral, in such manner as the Bank may elect, including a purchase for its own account, upon such terms and conditions and at such price as it may deem advisable. All Purchased Bonds so sold shall be free of any right or equity of redemption in the Company, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such realization of sale, after deducting all reasonable costs and expenses incurred in connection therewith including reasonable attorneys' fees, to the payment in whole or in part, of the Obligations in such order as the Bank may elect. The Company shall remain liable for any deficiency remaining unpaid after such application, and the Bank shall be required to account to the Company for any surplus only after so applying such net proceeds and after the payment by the Bank of any other amount required by any provision of law. The Bank shall give ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition of the Purchased Bonds is to take place and such notice shall constitute reasonable notification thereof. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York.

SECTION 8. Representations, Warranties and Covenants of the Company. The Company represents and warrants that:

         (A) on the date of delivery to the Bank of any Purchased Bonds described herein, neither the Issuer, the Remarketing Agent, the Trustee nor any other Person will have any right, title or interest in and to the Purchased Bonds;

         (B) it has, and on the date of delivery to the Bank of any Purchased Bonds will have, full capacity and legal right to pledge all of its right, title and interest in and to the Purchased Bonds pursuant to this Agreement;

         (C) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms;

         (D) no consent of any other party including, without limitation, creditors of the Company and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Company in connection with the execution, delivery or performance of this Agreement;


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         (E)     the execution,  delivery and performance of this Agreement will not violate the Company's Articles of Incorporation or by-laws or any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Company is a party or by which it is bound or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Company except as contemplated by this Agreement which would have a material and adverse effect on the security of the Bank;

         (F) there is no pending action or proceeding before any court, governmental agency or arbitrator against or directly involving the Company and, to the best of the Company's knowledge, there is no threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator which, in any case, is likely materially to impair the Company's ability to perform its obligations under this Agreement; and

         (G) the pledge, assignment and delivery to the Bank of such Purchased Bonds pursuant to this Agreement will create a valid first lien on and a first perfected security interest in all right, title and interest of the Company in and to such Purchased Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Company which would include the Purchased Bonds.

         The Company covenants and agrees that it will defend the Bank's right, title and security interest in and to the Purchased Bonds and the proceeds thereof against the claims and demands of all Persons whomsoever, and covenants and agrees that it will have like title and right to pledge any other Property at any time hereafter pledged to the Bank as Collateral hereunder and will likewise defend the Bank's right thereto and security interest therein.

SECTION 9. No Disposition, etc. Without prior written consent of the Bank, the Company agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

SECTION 10.  Sale of Collateral.

         (A) The Company recognizes that the Bank may be unable to effect a public sale of any or all of the Purchased Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner so long as the Company shall have been given not less than 10 days prior notice of the date and terms of such private sale. The Bank shall be under no obligation to delay a sale of any of the Purchased Bonds for the


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period of time  necessary to permit the Issuer to register such  securities  for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

         (B) The Company further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Purchased Bonds valid and binding and in compliance with any and all applicable laws, regulations order, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities having jurisdiction over any such sale or sales, all at the Company's expense. The Company further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Company and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Reimbursement Agreement.

SECTION 11. Further Assurances. The Company agrees that at any time and from time to time upon the written request of the Bank, the Company will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Agreement.

SECTION 12. Notices. All notices provided for hereunder shall be in writing and shall be mailed or delivered to the respective parties hereto as follows:


         If to the Company to:

     IF TO THE COMPANY:

            Spurlock Adhesives, Inc.
            5090 General Mahone Highway
            Waverly, Virginia  23890
            Attention:  Phillip S. Sumpter, Executive Vice President

            WITH A COPY TO:

            Williams Mullen Christian & Dobbins, P.C.
            1021 East Cary Street
            Richmond, Virginia  23219
            Attention:  David L. Dallas, Jr., Esq.

     IF TO THE BANK:

            KeyBank National Association
            66 South Pearl Street
            Albany, New York  12207-1501
            Attention:  Corporate Banking Division


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            WITH A COPY TO:

            Crane Kelley Greene & Parente
            90 State Street
            Albany, New York  12207
            Attention:  Kevin J. Kelley, Esq.


or as to each party at such other address as shall be designated by such party in a written notice to each other party. All such notices shall be in writing and shall be deemed given when (A) sent to the applicable address stated above by registered or certified mail, postage prepaid, return receipt requested, or by such other means (including, but not limited to, personal delivery) as shall provide the sender with documentary evidence of such delivery, (B) delivery is refused by the addressee as evidenced by the affidavit of the person who attempted to effect such delivery.

SECTION 13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14. No Waiver; Cumulative Remedies. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise or any delay in exercising on the part of the Bank any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are in addition to and are not exclusive of any rights or remedies provided by the other Financing Documents, or by law or in equity.

SECTION 15. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Company and the Bank. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective, successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of New York.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized by its officers as of the day and year first above written.


                               SPURLOCK ADHESIVES, INC.


                               BY: /s/ Phillip S. Sumpter
                                   ---------------------------------
                               ITS: Phillip S. Sumpter, Executive Vice President
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                               KEYBANK NATIONAL ASSOCIATION



                               BY: /s/ Richard C. Van Auken
                                   ---------------------------------
                               ITS: Senior Banker
                                    --------------------------------



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